Filed pursuant to Rule 424(b)(5)

Registration Nos. 333-284626 and 333-294073

PROSPECTUS SUPPLEMENT

(To the Prospectus dated February 10, 2025)

2,702,702 Shares of

Common Stock

We are offering 2,702,702 shares of our common stock, par value $0.001 per share (the “Common Stock”). We refer to the sale of the Common Stock as the “Offering.”

Our Common Stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ALOY.” On March 4, 2026, the last reported sales price of our Common Stock on Nasdaq was $25.88 per share.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in this prospectus supplement on page S-4 and in our accompanying prospectus beginning on page 5 and in the documents and information that are incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$18.50	$49,999,987
Underwriting discounts and commissions(1)	$1.0011	$2,705,573
Proceeds, before expenses, to us	$17.4989	$47,294,413

(1)	The underwriting discount is calculated using an average weighted sum of $1.11 per Share for investors sourced by the underwriters (2,349,037 Shares) and $0.2775 per Share for investors sourced by us (353,665 Shares). We refer you to “Underwriting” beginning on page S-10 of this prospectus supplement for additional information regarding total underwriting compensation.

Clear Street LLC (“Clear Street”) is purchasing 170,000 shares of Common Stock in this Offering for its own account.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 396,963 shares of our Common Stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $3,146,202, and the total proceeds to us, before expenses, will be $54,197,600. See “Underwriting” for more information.

Delivery of the shares of the Common Stock will be made on or about March 9, 2026.

Joint Book-Running Managers

Clear Street                    Needham & Company

Co-Managers

Laidlaw & Company (UK) Ltd.              Muriel Siebert & Co., LLC

The date of this prospectus supplement is March 5, 2026.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated February 10, 2025, included in the registration statement on Form S-3 (No. 333- 284626). Since the accompanying prospectus provides general information about us, some of the information may not apply to this Offering. This prospectus supplement describes the specific details regarding this Offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement and the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any documents and information incorporated by reference before you make any investment decision.

Neither we nor the underwriters are making an offer to sell the securities in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of Common Stock in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents and information we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement. We are not offering to sell or seeking offers to buy shares of Common Stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement and the accompanying prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our Common Stock.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “REalloys” refer to REalloys Inc., a Nevada corporation, and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions that are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus may include, for example, statements about:

●	the Offering;

●	our future financial performance;

●	changes in the market for our products and services; and

●	our ability to realize the intended benefits of the Merger (as defined herein).

These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	fluctuation and volatility in the market price of our Common Stock due to market and industry factors, as well as general economic, political and market conditions;

●	the impact of dilution on our stockholders, including through the issuance of additional equity securities in the future;

●	the impact of our ability to realize the anticipated tax impact of the Merger;

●	the outcome of litigation or other proceedings we may become subject to in the future;

●	delisting of our Common Stock from Nasdaq or the failure of an active trading market to develop;

●	the failure of our altered business operations, strategies and focus to result in an improvement in the value of our Common Stock;

●	the availability of and our ability to continue to obtain sufficient funding to conduct planned operations and realize potential profits;

●	our limited operating history;

●	the impacts of future acquisitions of businesses or products and the potential to fail to realize intended benefits of such acquisitions;

●	the potential impact of changes in the legal and regulatory landscape, both within and outside of the United States;

●	our dependence on third parties;

●	emerging competition in our industry;

●	our ability to obtain, maintain and protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;

●	our ability to maintain compliance with the continued listing requirements of Nasdaq;

●	our ability to maintain adequate cyber security and information systems; and

●	other risks and uncertainties indicated in this prospectus supplement and the accompanying prospectus, including those set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and the sections of our joint proxy and consent solicitation prospectus filed with the SEC on January 16, 2026.

Company Overview

We are building a North American integrated rare earth to high-performance neodymium iron boron (“NdFeB”) magnet materials and magnet company focused on meeting the demands of the regulatory-protected markets of the United States (collectively, the “US Protected Markets”), which includes the US National Defense Stockpiles, Defense Industrial Base, Nuclear Industrial Base, robotics, electric aviation and critical infrastructure industries. Our mission is to focus on meeting US national strategic interests for high-performance NdFeB magnet materials and magnets by exclusively servicing the demands of US Protected Markets. From a US national security perspective, magnet materials and magnets provided to and utilized by the US Protected Markets are either required under federal laws to be, or reasonably expected to be, sourced from a verified North American supply chain.

We have adopted a structured approach to building our North American rare earth (“RE” or “rare earth”) to high performance NdFeB magnet materials and magnet supply chain through (i) producing magnet materials and magnets that meet the performance requirements of US Protected Markets clients and (ii) building capacity to meet the demand of US Protected Market clients on a timetable to meet the demand of US Protected Market clients. In line with this structured approach, we initially acquired 100% of Strategic Metals Development Inc. (“Strategic Metals”) in May 2024. Strategic Metals owns 100% of the Hoidas Lake Rare Earth Element Project (the “HLREE”) in Saskatchewan, Canada. The HLREE comprises 14 contiguous mineral claims with a total area of 12,522 hectares (31,300 acres). We believe that the HLREE has the potential to be a long-term North American source of rare earth material as a primary feedstock for our magnet materials and magnet integrated supply chain.

The second phase in establishing our North American integrated supply chain is our acquisition of PMT Critical Metals Inc., an Ohio corporation (“PMTCM”). PMTCM has industry-specific resources required for the metallization of rare earth oxides to rare earth metals and the production of high-performance NdFeB magnet materials and magnets. PMTCM’s facility (the “Euclid Magnet Facility”), which we acquired, is located in Euclid, Ohio. Currently, the Euclid Magnet Facility produces rare earth metals and magnet materials for the Defense Logistics Agency, the US Department of Energy’s AMES National Laboratory and NdFeB magnet industry clients. We currently intend to expand production capacity at the Euclid Magnet Facility to meet a material portion of US Protected Markets’ demand by the second quarter of 2026.

We are continuing to evaluate additional opportunities to strengthen our integrated North American magnet and magnet materials supply chain and improve resiliency, capabilities and capacity.

Information About REalloys

You should carefully consider the disclosures related to our business described under the heading “Information About REalloys – Business Overview” and “Information About REalloys – REalloys’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 199 and 217, respectively, of our joint proxy and consent solicitation prospectus filed with the SEC on January 16, 2026, which such sections are incorporated herein by reference.

Recent Developments

Merger with Blackboxstocks Inc. and RABLBX Merger Sub Inc.

On March 10, 2025, we and our wholly owned subsidiary, RABLBX Merger Sub, Inc., (“RABLBX”), entered into an Agreement and Plan of Merger, as amended by that certain Amendment No. 1, dated as of July 1, 2025, Amendment No. 2, dated as of August 22, 2025, and Amendment No. 3, dated as of December 10, 2025 (collectively, the “Merger Agreement”), with REalloys Solutions Inc. (formerly known as REalloys Inc., “Private REalloys”). In accordance with the Merger Agreement, RABLBX merged with and into Private REalloys, with Private REalloys surviving as our wholly owned subsidiary. On February 24, 2026, (i) pursuant to an amendment to our Articles of Incorporation, we changed our name from “Blackboxstocks Inc.” to “REalloys Inc.”, (ii) pursuant to an amendment to its Articles of Incorporation, Private REalloys changed its name to “REalloys Solutions Inc.”, and (iii) REalloys and RABLBX filed the Certificate of Merger with the State of Nevada (the “Merger”). On February 24, 2026, the Merger closed (the “Merger Closing”).

At the effective time of the Merger (the “Effective Time”), each holder of outstanding shares of Private REalloys common stock, par value $0.0001 per share (the “Private REalloys Common Stock”), received the number of shares of Common Stock equal to the number of shares of Private REalloys Common Stock such stockholders held multiplied by the exchange ratio of 0.4129, or an aggregate of 50,365,924 shares of Common Stock at the Merger Closing.

As provided in the Merger Agreement, our board of directors authorized and declared a dividend of one contingent value right (“CVR”) for each share of Common Stock outstanding at 5:01 p.m. Central Time on the record date, February 23, 2026, payable immediately prior to the consummation of the Merger. The CVRs represent the right to receive cash payments in connection with certain transactions involving the assets, rights and properties owned, used or usable by Blackbox.io Inc., a Nevada corporation and our wholly owned subsidiary, which was organized to conduct historical operations of Blackboxstocks Inc.

Additionally, at the Effective Time: (i) each holder of Series X Preferred Stock (as defined herein) of the Private REalloys outstanding immediately prior to the Effective Time received the number of shares of Series C Convertible Preferred Stock, par value $0.001 per share, stated value $3,000 per share (the “Series C Preferred Stock”), equal to the number of shares of Series X Preferred Stock at a ratio of one share of Series X Preferred Stock to one share of Series C Preferred Stock, (ii) each holder of Private REalloys warrants worth $38,000,000 in the aggregate (the “Acquisition Warrants”) outstanding and unexercised as of immediately prior to the Effective Time received the right to receive a number of shares of Common Stock equal to the cash amount set forth in such Acquisition Warrant divided by the per share stock price on Nasdaq at the Effective Time, (iii) each investor in Private REalloys Simple Agreements for Future Equity (“REalloys SAFEs”), worth $3,015,000 in the aggregate, outstanding as of immediately prior to the Effective Time became entitled to receive a number of shares of Common Stock equal to the Purchase Amount (as set forth in such REalloys SAFEs) divided by the per share stock price on Nasdaq at the Effective Time, and (iv) each Private REalloys Warrant (as defined herein) outstanding and unexercised immediately prior to the Effective Time was converted into and became a warrant to purchase our Common Stock, and we assumed the terms of the Private REalloys Warrants pursuant to the terms of the Merger Agreement. The board of directors of Private REalloys following the consummation and Merger Closing consists of nine members, as further described herein.

In connection with the Merger and the Concurrent Private Placement (as defined herein) and pursuant to that certain placement agent agreement between Palladium Capital LLC (“Palladium”) and Private REalloys, dated as of November 24, 2024, Palladium was entitled to (i) a cash fee equal to 7% of the aggregate gross proceeds raised from investors in each capital raise transaction closing and (ii) warrants to purchase that number of Private REalloys Common Stock equal to 7% of the aggregate number of shares of Common Stock (or common stock equivalent, if applicable) of Private REalloys sold in a capital raise transaction. In addition, Private REalloys issued Palladium 5,735,996 shares of Private REalloys Common Stock as an advisory fee for the transactions, including the Merger.

Following the Merger Closing, there were 57,111,167 shares of Common Stock outstanding, with former Private REalloys stockholders owning approximately 92.2% and former pre-Merger company stockholders owning 7.8% of the Company’s outstanding securities.

Private Placement

On March 6, 2025, Private REalloys entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor (the “Private Placement Investor”), pursuant to which Private REalloys agreed to issue and sell (i) an aggregate of 5,000 shares of Private REalloys Series X Preferred Stock, par value $0.0001 per share (the “Series X Preferred Stock”), with a stated value of $1,000 per share, with 1,000 shares of the Series X Preferred Stock issued at the initial closing (the “Initial REalloys Financing Closing”), and 4,000 shares of Series X Preferred Stock issuable following the consummation of the Merger at the second closing (the “Second REalloys Financing Closing”) and (ii) warrants (the “Private REalloys Warrants”) to acquire up to 5,000,000 shares of Private REalloys Common Stock (the “Concurrent Private Placement”). The aggregate gross proceeds from the Initial REalloys Financing Closing were $1,000,000.

In July 2025, pursuant to an acknowledgement and agreement between Private REalloys and the Private Placement Investor, dated as of July 24, 2025, Private REalloys received an advance of $1,000,000 to be received in the Second REalloys Financing Closing in exchange for issuing 1,000 shares of Series X Preferred Stock to the Private Placement Investor. Following such advance, the aggregate number of shares of Series X Preferred Stock issuable in connection with the Second REalloys Financing Closing was 3,000 shares and the aggregate additional purchase price paid by the Private Placement Investor in the Second REalloys Financing Closing was $3,000,000. The Second REalloys Financing Closing occurred on February 23, 2026, substantially contemporaneously with the consummation of the Merger.

Private REalloys also issued to the Private Placement Investor an aggregate of 6,376,367 shares of Private REalloys Common Stock (the “Commitment Shares”) which represented 5.0% of the fully diluted outstanding capital of Private REalloys immediately prior to the consummation of the Merger. Additionally, on December 5, 2025, the Series X Preferred Stock accrued dividends payable in additional shares of Series X Preferred Stock in the aggregate amount of 126 shares.

Corporate Information

Our principal executive offices are located at 7280 W. Palmetto Park Rd., Suite 302N, Boca Raton, FL 33433. Our website is https://www.realloys.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

Issuer	REalloys Inc.

Common stock offered by us	2,702,702 shares of Common Stock.

Option to purchase additional shares of common stock	We have granted the underwriters an option to purchase up to an additional 396,963 shares of our Common Stock at the offering price from us within 30 days of the date of this prospectus supplement.

Common stock outstanding prior to the Offering(1)	57,128,001 shares of Common Stock.

Common stock outstanding after this Offering	59,830,703 shares of Common Stock (or 60,227,666 shares if the underwriters exercise their option to purchase additional shares of our Common Stock in full).

Use of proceeds	We expect the net proceeds from this Offering will be approximately $46.8 million (or approximately $52.2 million if the underwriters exercise their option to purchase additional shares of our Common Stock in full) after deducting the underwriting discounts and commissions, as described in “Underwriting,” and estimated Offering expenses payable by us. We intend to use the net proceeds from this Offering for working capital and for general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Nasdaq symbol	Our Common Stock is listed on Nasdaq under the symbol “ALOY”.

The number of shares of our Common Stock to be outstanding immediately after the closing of this Offering is based on 57,128,001 shares of Common Stock outstanding as of March 3, 2026, and excludes, as of that date:

●	5,126 shares of Series C Preferred Stock, convertible into 1,372,542 shares of Common Stock at a conversion price of $11.205 per share;

●	3,269,998 shares of Series A Convertible Preferred Stock, which are currently convertible into 654,000 shares of Common Stock;

●	Warrants to purchase up to 100,245 shares of our Common Stock at a weighted average exercise price of $13.19 per share;

Stock options to purchase up to 91,375 shares of Common Stock at a weighted average exercise price of $9.73 per share;

●	8,500,000 shares of our Common Stock reserved for issuance under the 2025 Long-Term Incentive Plan; and

●	11,256 shares of our Common Stock reserved for issuance under the 2021 Equity Incentive Plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before purchasing the Common Stock offered by this prospectus supplement you should consider carefully the risk factors described in this prospectus supplement, the accompanying prospectus, as well as the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Related to this Offering

If you purchase shares of Common Stock in this Offering, you will suffer immediate dilution of your investment.

The public offering price of our Common Stock is substantially higher than the pro forma as adjusted net tangible book value per share of our Common Stock. Therefore, if you purchase shares of our Common Stock in this Offering, you will pay a price per share that substantially exceeds our pro forma as adjusted net tangible book value per share after giving effect to this Offering. If you purchase Common Stock in this offering, you will incur an immediate and substantial dilution in net tangible book value of $15.42 per share, after giving effect to the sale by us of 2,702,702 shares in this Offering at the public offering price of $18.50 per share. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.” In addition, in the past, we have issued options to acquire Common Stock at prices significantly below the offering price. To the extent these outstanding options are ultimately exercised, you will incur additional dilution.

Our management will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We currently intend to use the net proceeds from this offering for working capital and for general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds.”

The unaudited condensed financial statements of Private REalloys as of and for the period ended September 30,2025 were not reviewed by Private REalloys’ independent auditors or any other auditors. As a result, such financial statements could contain material misstatements or omissions in the absence of such review.

The unaudited condensed financial statements of Private REalloys as of and for the period ended September 30,2025 incorporated by reference into this prospectus supplement from the Registration Statement on Form S-4 relating to the Merger, were not required to be reviewed by Private REalloys’ independent auditors or any other auditor in accordance with the standards of the Public Company Accounting Oversight Board (United States) or applicable requirements of the SEC. Accordingly, such interim financial statements do not include the benefit of an independent auditors’ review, which consists principally of inquiries of management and analytical procedures applied to financial data and provides a level of assurance that is less than an audit but greater than that provided by management alone.

As a result, investors will not receive the level of comfort typically associated with interim financial statements that have been reviewed by independent auditors. If our independent auditors were to perform a review of these interim financial statements, it is possible that matters might be identified that would require us to make material adjustments to the financial statements or related disclosures. Any such adjustments could be material and could adversely affect our reported results of operations, financial condition, and prospects, as well as the trading price of our securities.

In addition, the absence of a review may increase the risk that errors, omissions, or misstatements in the interim financial statements are not detected on a timely basis. If we are required to restate our financial statements in the future, or if material weaknesses in our internal control over financial reporting are identified, investors could lose confidence in our financial reporting, which could have a material adverse effect on the market price of our securities and our ability to access the capital markets.

Future issuances and sales into the market of our Common Stock or other equity securities may reduce the market price of our securities.

Additional shares of our Common Stock or other equity securities may be issued and sold into the market in the future. The issuance and sale into the market of additional shares of Common Stock or other equity securities could have, among other things, one or more of the following effects: our existing stockholders’ proportionate ownership interest will decrease; the amount of cash available per share, including for payment of dividends in the future, may decrease; the relative voting strength of each previously outstanding share of our Common Stock may be diminished; and the market price of our Common Stock may decline.

We may need additional capital, and any additional capital we seek may not be available in the amount or at the time we need it, or on terms that would be acceptable to us.

We may need to raise funds in the future to execute our business plan. We may seek to raise additional capital to fund or expand our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in our best interests and the interests of our stockholders. Additional capital may be raised through the sale of common or preferred equity or convertible debt securities, entry into debt facilities or other third-party funding arrangements. The sale of equity and convertible debt securities may result in dilution to our stockholders and those securities may have rights senior to those of our Common Stock. Agreements entered into in connection with such capital raising activities could contain covenants that would restrict our operations or require us to relinquish certain rights. Additional capital may not be available on reasonable terms, or at all. If we cannot timely raise any needed funds, we may be forced to reduce our operating expenses, which could adversely affect our ability to implement our long-term strategic roadmap and grow our business.

The market price of our securities may be volatile.

The trading market for our securities has in the past been and could in the future be impacted by market volatility. This market volatility could reduce the market price of our securities without regard to our operating performance. In addition, the trading price of our Common Stock could change significantly in response to actual or anticipated variations in our quarterly operating results, announcements by us or our competitors, factors affecting the crypto industry generally, changes in national or regional economic conditions, changes in securities analysts’ estimates for us or our competitors’ or industry’s future performance or general market conditions, making it more difficult for our securities to be sold at a favorable price or at all. The market price of our Common Stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in our industry.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our Common Stock will provide a return to stockholders.

Risks Related to our Business and Industry

You should carefully consider the risk factors related to our business described under the heading “Risks Related to REalloys’ Business and Industry” beginning on page 49 of our joint proxy and consent solicitation prospectus filed with the SEC on January 16, 2026, which such section is section is incorporated herein by reference.

Risks Related to the Combined Company Following the Merger

You should carefully consider the risk factors related to our business described under the heading “Risks Related to the Combined Company Following the Merger” beginning on page 41 of our joint proxy and consent solicitation prospectus filed with the SEC on January 16, 2026, which such section is incorporated herein by reference.

Risks Related to Legal Matters, Compliance and Regulations

You should carefully consider the risk factors related to our business described under the heading “Risks Related to REalloys’ Legal, Compliance and Regulations” beginning on page 68 of our joint proxy and consent solicitation prospectus filed with the SEC on January 16, 2026, which such section is incorporated herein by reference.

Risks Related to our Financial Condition, Indebtedness and Securities

You should carefully consider the risk factors related to our business described under the heading “Risks Related to REalloys’ Financial Condition, Indebtedness and Securities” beginning on page 79 of our joint proxy and consent solicitation prospectus filed with the SEC on January 16, 2026, which such section is incorporated herein by reference.

USE OF PROCEEDS

We expect the net proceeds from this Offering to be approximately $46.8 million (or approximately $52.2 million if the underwriters exercise their option to purchase additional shares of our Common Stock in full), after deducting underwriting discounts and commissions, as described in “Underwriting,” and estimated Offering expenses payable by us.

We currently intend to use the net proceeds from this Offering for working capital and for general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this Offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this Offering as described above, we intend to invest the net proceeds in short-term, investment-grade securities.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to the exchange of securities in the Merger and the Concurrent Private Placement and receipt by us of aggregate net proceeds of $2.8 million, and $0.2 million in amended and restated senior secured convertible debenture having an aggregate principal amount of up to $2,300,000, in each case, subsequent to December 31, 2025 (collectively, the “Pro Forma Adjustments”), our pro forma net tangible book value was $137.1 million, or $2.41 per share; and

●	on a pro forma as adjusted basis to give effect to the sale by us of 2,702,702 shares of Common Stock in this Offering at the public offering price of $18.50 per share, and after deducting underwriting discounts and commissions, and other estimated Offering expenses payable by us of approximately $470,000.

You should read this table in conjunction with the information contained in this prospectus supplement and the accompanying prospectus and the information and other documents incorporated by reference herein.

		As of December 31, 2025
	Actual	Pro Forma	Pro Forma As Adjusted
		(in thousands of U.S. dollars, except share data)
Cash and cash equivalents	$39	$3,059	$49,883

Debt:
Senior Secured convertible debenture	252	-	-
Convertible note payable	164	164	164
Other note payable	100	100	100

Total debt	516	264	264

Series C Convertible preferred stock		15,345	15,345

Stockholders Equity:
Preferred stock (undesignated), $0.001 par value, 2,600,000 shares authorized; no shares issued and outstanding at December 31, 2025	-	-	-
Series A Convertible Preferred Stock, $0.001 par value, 5,000,000 shares authorized; 3,269,998 issued and outstanding at December 31, 2025	3	3	3
Series B Convertible Preferred Stock, $0.001 par value, 2,400,000 shares authorized; no shares issued and outstanding at December 31, 2025	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized: 4,309,652 issued and outstanding at December 31, 2025	4	55	58
Additional paid-in capital	33,034	282,557	329,378
Accumulated deficit	(27,382)	(145,477)	(145,477)

Total stockholders’ equity	$5,659	$137,138	$183,962

Total capitalization	$5,698	$140,197	$233,845

The above discussion and tables are based on 4,309,652 shares of Comon Stock outstanding as of December 31, 2025, and excludes, as of that date:

●	3,269,998 shares of Series A Convertible Preferred Stock, convertible into 654,000 shares of Common Stock;

●	Warrants to purchase up to 100,245 shares of our Common Stock at a weighted average exercise price of $13.19 per share;

●	Stock options to purchase up to 132,625 shares of Common Stock at a weighted average exercise price of $9.55 per share;

●	8,500,000 shares of our Common Stock reserved for issuance under the 2025 Long-Term Incentive Plan; and

●	11,256 shares of our Common Stock reserved for issuance under the 2021 Equity Incentive Plan.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future, other than dividends payable in connection with our Series C Preferred Stock. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DESCRIPTION OF THE COMMON STOCK

The material terms and provisions of our Common Stock are described under the caption “Description of Combined Company Securities” beginning on page 231 of our joint proxy and consent solicitation prospectus filed with the SEC on January 16, 2026, and are incorporated herein by reference.

DILUTION

If you purchase shares in this Offering, your interest will be diluted to the extent of the difference between the Offering price per share and the net tangible book value per share of our Common Stock after this Offering. Our net tangible book value as of December 31, 2025, was approximately $5.66 million, or $1.31 per share of the aggregate of our outstanding Common Stock. “Net tangible book value” is total assets minus the sum of liabilities, goodwill, intangible assets and operating leases. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Common Stock outstanding.

After giving effect to the Pro Forma Adjustments, our pro forma net tangible book value was $137.1 million, or $2.41 per share.

After giving further effect to the sale by us of 2,702,702 shares of Common Stock in this Offering at the public offering price of $18.50 per share, and after deducting underwriting discounts and commissions, and other estimated Offering expenses payable by us of approximately $470,000, our net tangible book value as of December 31, 2025 would have been approximately $183.9 million, or $3.08 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $0.67 per share to existing stockholders and an immediate dilution of $15.42 per share to purchasers in this Offering.

Public offering price per share of Common Stock	$18.50
Net tangible book value per share as of December 31, 2025	$1.31
Increase in pro forma net tangible book value per share attributable to the Pro Forma Adjustments	$1.10
Pro forma net tangible book value per share as of December 31, 2025	$2.41
Increase in pro forma as adjusted net tangible book value per share attributable to this Offering	$0.67
Pro forma as adjusted net tangible book value per share as of December 31, 2025, after this Offering	$3.08
Dilution per share to new investors in this Offering	$15.42

If the underwriters exercise in full their option to purchase an additional 396,963 shares of our Common Stock at the offering price of $18.50 per share, the as adjusted net tangible book value per share after giving effect to this Offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, would be $3.18 per share, representing an immediate increase to existing shareholders of $0.77 per share, and immediate dilution in net tangible book value of $15.32 per share to investors participating in this Offering.

The above discussion and tables are based on 4,309,652 shares of Comon Stock outstanding as of December 31, 2025, and excludes, as of that date:

●	3,269,998 shares of Series A Convertible Preferred Stock, convertible into 654,000 shares of Common Stock;

●	Warrants to purchase up to 100,245 shares of our Common Stock at a weighted average exercise price of $13.19 per share;

●	Stock options to purchase up to 132,625 shares of Common Stock at a weighted average exercise price of $9.55 per share;

●	8,500,000 shares of our Common Stock reserved for issuance under the 2025 Long-Term Incentive Plan; and

●	11,256 shares of our Common Stock reserved for issuance under the 2021 Equity Incentive Plan.

To the extent that any outstanding options or warrants are exercised, new options are issued, restricted stock awards vest, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public Offering price, there will be further dilution to the investors.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the securities being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Clear Street LLC is the representative (the “Representative”) of the underwriters.

Number of Shares
Clear Street LLC	1,621,621
Needham & Company, LLC	675,675
Laidlaw & Company (UK) Ltd.	202,703
Muriel Siebert & Co., LLC	202,703
Total	2,702,702

The underwriters are committed to taking and paying for all of the securities being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 396,963 shares of Common Stock from us. They may exercise that option for 30 days from the date of this prospectus supplement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Common Stock.

	Per Share		Total Without Over- Allotment	Total With Full Over- Allotment
Public offering price	$18.50		$49,999,987	$57,343,802
Underwriting discounts and commissions
Investors sourced by underwriters	$1.1100		$2,607,431	$3,048,060
Investors sourced by us	$0.2775		$98,142	$98,142
Total	$1.0011	(1)	$2,705,573	$3,146,202
Proceeds, before expenses, to us	$17.4989		$47,294,413	$54,197,600

(1)	Or approximately $1.0150 if the underwriters exercise the option to buy up to an additional 396,963 shares of Common Stock from us.

Shares sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.666 per share from the public offering price. After the initial offering of the shares, the Representative may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

We have also agreed to pay certain of the underwriters’ expenses relating to the Offering, including the fees of outside counsel to the Underwriters up to an aggregate of $200,000, the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offering, and all other third-party costs and expenses incident to the Offering or the performance of the obligations of the Company under the underwriting agreement.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $470,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C. in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C. in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Dubai

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Lock-up Agreements

Company

We have agreed that, for a period of 60 days from the date of this prospectus, we will not, without the prior written consent of the Representative, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock, subject to certain exceptions.

Directors and Officers

Our executive officers and directors (the “Lock Up Parties”) have agreed that, for a period of 60 days from the date of this prospectus, they will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (the “Related Securities”), (ii) enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement that transfers, is designed to transfer or reasonably could be expected to transfer in whole or in part, directly or indirectly, the economic risk of ownership of shares of Common Stock or any Related Securities, or (iii) engage in, or announce the intention to engage in, any short selling of shares of Common Stock or Related Securities.

The foregoing restrictions do not apply to (i) any bona fide gifts or any transfers made to any member of the immediate family of the Lock-Up Party or any trust for the direct or indirect benefit of the Lock-Up Party or the immediate family thereof, (ii) any transfers by will or intestacy, (iii) any transfers by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, and (iv) any conversion, exercise or exchange by the Lock-Up Party of any Related Security issued by the Company, including any instrument issued or granted pursuant to any equity incentive plan or award of the Company, in each case subject to certain conditions.

Listing

Our Common Stock is listed on Nasdaq under the symbol “ALOY”.

Short Sales and Stabilizing Transactions

In connection with the Offering, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the Offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above.

“Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in the Offering. Stabilizing transactions consist of various bids for or purchases of Common Stock made by the underwriters in the open market prior to the closing of the Offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by them because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Common Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Common Stock. As a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

Other Activities and Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Clear Street is purchasing 170,000 shares of Common Stock in this Offering for its own account.

In connection with its role as an underwriter in this Offering, Clear Street was granted a right to participate as an underwriter, placement agent or a financial advisor, as the case may be, with respect to any of our public or private offering of equity, equity-linked or debt securities, or a debt or debt-like financing, or a restructuring transaction within 180 days following the closing of this Offering. Such participation rights were granted in compliance with FINRA Rule 5110(g)(6).

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation. Its address is 2901 Dallas Pkwy Suite 380, Plano, TX 75093 and its telephone number is (469) 633-0101.

VALIDITY OF THE SECURITIES

The validity of the Common Stock offered by this prospectus supplement has been passed upon for us by Haynes and Boone, LLP, New York, New York. Paul Hastings LLP, Los Angeles, California, is acting as counsel for the underwriters in connection with this Offering.

EXPERTS

The consolidated financial statements of REalloys Inc. (formerly Blackboxstocks Inc.) as of and for the year ended December 31, 2025 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of Victor Mokuolo CPA PLLC, independent registered public accounting firm, included thereon, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements for Private REalloys as of December 31, 2024, included in the joint proxy and consent solicitation prospectus filed with the SEC on January 16, 2026, have been incorporated by reference herein in reliance upon the report of Stephano Slack LLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 23, 2026;

●	the sections entitled “Information About REalloys – Business Overview,” “Information About REalloys – REalloys Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risks Related to REalloys’ Business and Industry,” “Risks Related to the Combined Company Following the Merger,” “Risks Related to REalloys Business and Industry,” “Risks Related to REalloys’ Legal, Compliance, and Regulations” and “Risks Related to REalloys’ Financial Condition, Indebtedness and Securities” of our joint proxy and consent solicitation prospectus, filed with the SEC on January 16, 2026;

●	the audited consolidated financial statements of Private REalloys as of and for the period May 20, 2024 (date of inception) through December 31, 2024, and the related notes thereto, as included in our joint proxy and consent solicitation prospectus, filed with the SEC on January 16, 2026;

●	the unaudited condensed consolidated financial statements of Private REalloys as of and for the period ended September 30, 2025, and the related notes thereto, as included in our joint proxy and consent solicitation prospectus, filed with the SEC on January 16, 2026;

●	our unaudited pro forma condensed combined financial statements and the related notes thereto, included in our joint proxy and consent solicitation prospectus, filed with the SEC on January 16, 2026;

●	our Current Reports on Form 8-K, filed with the SEC on February 3, 2026, February 3, 2026, and February 25, 2026; and

●	the description of our securities contained under the heading “Description of Combined Company Securities” of our joint proxy and consent solicitation prospectus, filed with the SEC on January 16, 2026.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file Annual Reports on Form 10-K, Quarterly Reports on 10-Q and Current Reports on Form 8-K. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including REalloys, Inc. at www.sec.gov/EDGAR. You may also access our reports and proxy statements free of charge at our website, www.realloys.com, which website is not incorporated into this prospectus supplement.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

REalloys Inc.

7280 W. Palmetto Park Rd., Suite 302N

Boca Raton, Florida 33433

PROSPECTUS

BLACKBOXSTOCKS INC.

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time offer and sell, in one or more offerings under this prospectus, shares of common stock, $0.001 par value per share (the “Common Stock”), shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), warrants to purchase such shares of Common Stock (the “Warrants”) or units to purchase a combination thereof (the “Units”) of Blackboxstocks Inc., a Nevada corporation (the “Company”). The aggregate initial offering price of all securities sold under this prospectus will not exceed $50,000,000. This prospectus provides you with a general description of the securities we may offer and certain other information about the Company. We may offer the securities in amounts, at prices and on terms determined at the time of the offering.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “BLBX.” On January 28, 2025, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $3.87 per share.

As of January 29, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was $7,455,845, based on 3,541,087shares of outstanding common stock, of which 1,827,413 shares are held by non-affiliates, and the last reported sale price of our common stock of $4.08 per share on January 28, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction 1.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $50,000,000. This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. We may file with the SEC certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to documents or future prospectus supplements.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or amendment hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to actual documents for complete information. All summaries are qualified in their entirety by the actual documents. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Blackboxstocks design logo and the Blackboxstocks mark appearing in this prospectus are the property of Blackboxstocks Inc. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Blackboxstocks” refer to Blackboxstocks Inc. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections below entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file from time to time with the SEC. The risk factors described in these documents may not be exhaustive.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, including under the section titled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Overview of Business

On April 1, 2024 we incorporated and subsequently contributed substantially all of our business assets into a wholly owned subsidiary, Blackbox.io Inc. References to the business of Blackboxstocks in this section include the historical operations of Blackboxstocks and the continuing operations conducted through Blackbox.io Inc.

We have developed a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels combined with a social media element and educational materials. Our web-based platform and native iOS and Android applications (the “Blackbox System”) employ “predictive technology” enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Our Blackbox System continuously scans the New York Stock Exchange (“NYSE”), NASDAQ, Chicago Board Options Exchange (the “CBOE”) and other options markets, analyzing over 10,000 stocks and over 1,500,000 options contracts multiple times per second. We provide our subscribing members with a fully interactive audio and text based social media platform that is integrated into our Blackbox System dashboard, enabling subscribing members to exchange information and ideas quickly and efficiently through a common network. We believe that the Blackbox System is a disruptive financial technology platform that uniquely integrates proprietary analytics with a community supported by a broadcast enabled social media system which connects traders of all kinds worldwide on an intuitive and user-friendly platform.

Our goal is to provide retail investors with the type of sophisticated trading tools that were previously available only to large institutional hedge funds and high-frequency traders together with an interactive community of traders and investors of all levels at an affordable price. We also strive to provide these trading tools in a user-friendly format that does not require complicated configurations by the user.

We employ a subscription-based Software as a Service (“SaaS”) business model and maintain a base of members that we strive to grow. We currently offer monthly subscriptions to our platform for $99 per month and annual subscriptions for $959 per year.

The Company’s Mission

Our mission is to provide powerful proprietary analytics in a simple and concise format to level the playing field for the average retail investor. We strive to educate its members through our live trading community as well as our scheduled, calendared classes with live instructors. We want every member to feel they are part of a team with the goal of improving financial literacy. We believe that we are the antithesis of the “trading guru” platforms that feature a trading or investing expert that charges for what are often expensive courses. We do not charge for our classes. We do not upsell our members. All education and community programs are free with the subscription to our platform.

Revenue Model

We generate revenue from a software as a service (or SaaS) model whereby members pay either an annual or monthly fee for a subscription to our platform. We do not currently offer more than one level of subscription with varying levels of features. All members have full access to all of the features and educational resources of our platform.

Monthly subscriptions are currently priced at $99 and annual subscriptions are currently priced at $959 (a discount of $241). We occasionally offer gift cards and promotional discounts on our subscriptions.

Education

We offer all members full access to our curriculum of classes, orientations, and live market sessions. All of our education programs are free to our members. Our curriculum includes classes for beginner, intermediate, and advanced-level traders. We believe education is vital to increasing the probability of our members long term success in the markets. We have many regularly calendared live webinars, Q&A sessions, as well as recorded classes. In addition to our regularly calendared classes, we often feature ad hoc classes taught by seasoned members of our community. The educators of these classes often specialize in specific market sectors or trading strategies.

One of the most attractive aspects of our education program is that the classes are taught by members of our community. The student members who take these are often familiar with the instructor from following them in live trading channels on our platform. We believe this familiarity often brings an element of authenticity and heightened engagement increasing the success of these educational endeavors as well as adding to the community aspect of our platform.

The Blackbox Advantage

A principal component to our platform is the flexibility to provide members intuitive yet powerful technical analytics that scale with user knowledge. Our preconfigured dashboard defaults to a general setting that is designed to be easy for new members to navigate. Within this same dashboard we provide a multitude of toggles and filters for more sophisticated traders to allow them to implement custom features for their more advanced trading strategies. Most importantly, our live community consisting of thousands of traders creates a real-time community curated support system whereby seasoned traders often mentor newer members. We believe this is one of the primary strengths and differentiators of our platform. Although we offer a complete curriculum of scheduled classes weekly, the live interaction amongst our members proves to be invaluable. We believe this is due to the level of excitement created when new members can watch seasoned members of the community making trades in real time and providing an accompanying narrative. In addition to the educational component, the community element of our platform harnesses a powerful dynamic that can be described as “the best of man and machine”. Our powerful algorithm technology scans the NYSE, NASDAQ, CBOE and other options exchanges to find market volatility and anomalies and displays them on a common dashboard shared across the globe. With thousands of eyes on this data, our members can quickly interact and form a consensus on the trading opportunity at hand.

Corporate Information

Our principal executive offices are located at 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240, and our telephone number is (972) 726-9203. The Blackboxstocks website is https://blackboxstocks.com. The information on, or that can be accessed through, its website is not part of this information statement/prospectus. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, which are incorporated herein by reference. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to Market Volatility

Future sales or issuances of our common stock may dilute the ownership interest of existing stockholders and depress the trading price of our common stock.

We cannot predict the effect, if any, that future sales of our common stock or the availability of our common stock for future sale will have on the market price of shares of our common stock. Future sales or issuances of our common stock may dilute the ownership interests of our existing stockholders. In addition, future sales or issuances of substantial amounts of our Common Stock may adversely impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our common stock.

The price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including:

●	actual or anticipated variations in our operating results;

●	changes in our cash flows from operations or earnings;

●	additions or departures of key management personnel;

●	actions by significant stockholders;

●	speculation in the press or investment community;

●	the passage of legislation or other regulatory developments that adversely affect us or our industry;

●	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus or the accompanying prospectus supplement;

●	general market and economic conditions; and

●	the effect of a potential “short squeeze” due to a sudden increase in demand for our common stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our common stock will not fall in the future.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

The following is a summary of the rights of our securities and certain provisions of our articles of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to documents incorporated by reference to the registration statement of which this prospectus is a part.

We are a Nevada corporation. Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share. Of the 10,000,000 shares of authorized Preferred Stock, 5,000,000 shares are designated Series A Convertible Preferred Stock and 2,400,000 shares are designated Series B Convertible Preferred Stock. As of January 28, 2025, there were 3,541,087 shares of our Common Stock outstanding held by 614 holders of record, 3,269,998 shares of Series A Convertible Preferred Stock held be our Gust Kepler, a director, our Chairman and Chief Executive Officer, and no shares of Series B Convertible Preferred Stock outstanding. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associations, corporations or entities in security position listings maintained by depositories.

Description of Common Stock

Each share of Common Stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the Common Stock into other securities. No shares of Common Stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our Common Stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, our stockholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to stockholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093.

Securities Exchange

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “BLBX.”

Description of Preferred Stock

Pursuant to our Articles of Incorporation, as amended, our board has the authority, without further stockholder approval, to provide for the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Our board has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of common stock. Although we have no present intention to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company.

Of the 10,000,000 shares of authorized Preferred Stock, 5,000,000 shares are designated Series A Convertible Preferred Stock and 2,400,000 shares are designated Series B Convertible Preferred Stock.

Series A Convertible Preferred Stock

As designated, each holder of Series A Convertible Preferred Stock is entitled to 100 votes, for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Company, including, without limitation, the election of directors. Each share of Series A Convertible Preferred Stock is convertible into one share of Common Stock. Shares of Series A Convertible Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, pari passu with the Company’s Common Stock.

Series B Convertible Preferred Stock

As designated, the Series B Convertible Preferred Stock has no dividend rights. Except as required by law, or the amended and restated bylaws of the Company, holders of Series B Stock have no voting rights. However, for as long as any shares of Series B Convertible Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Convertible Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series B Convertible Preferred Stock or alter or amend the Designation, (ii) amend the Company’s articles of incorporation in any manner that adversely affects any rights of the holders of Series B Convertible Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing. Each share of Series B Convertible Preferred Stock are be convertible into one share of Company common stock, subject to adjustment for reclassification, exchange, substitution or reorganization. All shares of Series B Convertible Preferred Stock previously issued by the Company have been forfeited, retired and cancelled.

A prospectus supplement relating to any series of Preferred Stock being offered will include specific terms related to the offering. They will include, where applicable:

●	the title and stated value of the series of Preferred Stock and the number of shares constituting that series;

●	the number of shares of the series of Preferred Stock offered, the liquidation preference per share and the offering price of the shares of Preferred Stock;

●	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of Preferred Stock of the series;

●	the date from which dividends on shares of Preferred Stock of the series shall cumulate, if applicable;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any, for shares of Preferred Stock of the series;

●	the provision for redemption or repurchase, if applicable, of shares of Preferred Stock of the series;

●	any listing of the series of shares of Preferred Stock on any securities exchange;

●	the terms and conditions, if applicable, upon which shares of Preferred Stock of the series will be convertible into shares of Preferred Stock of another series or our Common Stock, including the conversion price, or manner of calculating the conversion price;

●	whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the Preferred Stock;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in shares of Preferred Stock of the series will be represented by global securities;

●	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of Preferred Stock;

●	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of Preferred Stock of the series;

●	the relative ranking and preferences of shares of Preferred Stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

●	any limitations on issuance of any series of shares of Preferred Stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

If we issue shares of Preferred Stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Provisions Having A Possible Anti-Takeover Effect

Our Articles of Incorporation, as amended to date, and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our board is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws.  In addition, our board has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof.  Of the 10,000,000 shares of authorized Preferred Stock, 5,000,000 shares are designated Series A Convertible Preferred Stock. As designated, each holder of Series A Convertible Preferred Stock is entitled to 100 votes, for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Company, including, without limitation, the election of directors. The issuance of our preferred stock or additional shares of common stock could adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.

Description of Warrants

We may issue Warrants for the purchase of our Common Stock or Preferred Stock. As explained below, each Warrant will entitle its holder to purchase our Common Stock or Preferred Stock at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with our Common Stock or Preferred Stock. The Warrants are to be issued under warrant agreements to be entered into between us and the investors or a warrant agent.

The particular terms of each issue of Warrants and the warrant agreement relating to the Warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the Warrants;

●	the initial offering price;

●	the aggregate number of warrants and the aggregate number of shares of Common Stock or Preferred Stock purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the equity securities with which the Warrants are issued, and the number of warrants issued with each equity security;

●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the Warrants that may be exercised at any one time;

●	anti-dilution provisions of the Warrants, if any;

●	redemption or call provisions, if any, applicable to the Warrants;

●	any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants; and

●	the exercise price.

Holders of Warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the Warrants. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holder of the warrants will not have any rights of holders of Common Stock or Preferred Stock that can be purchased upon exercise.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the Units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any Units that we may offer under this prospectus, we will describe the particular terms of any Units in more detail in the applicable prospectus supplement. The terms of any Units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the Units we are offering, and any supplemental agreements, before the issuance of the related Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to the particular Units. We urge you to read the applicable prospectus supplements related to the particular Units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the Units.

We may issue Units comprised of one or more shares of our Common Stock, shares of our Preferred Stock and Warrants in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of Units, including:

●	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock” and “Description of Warrants” will apply to each Unit and to any Common Stock, Preferred Stock, or Warrant included in each Unit, respectively.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for working capital and other general corporate purposes of Blackboxstocks and our subsidiaries. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term marketable securities.

More specific allocations may be included in a prospectus supplement relating to a specific offering of securities. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the securities for their own accounts by selling more securities than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing securities in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our securities. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of securities offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of securities may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Winstead PC, Dallas, Texas. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Blackboxstocks, Inc. as of December 31, 2023 and 2022 incorporated herein by reference in this prospectus from our Annual Report on Form 10-K have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 15, 2024, August 15, 2024 and November 14, 2024, respectively, and that certain Amendment No. 1 to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 filed on October 16, 2024;

●	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 2, 2024, April 22, 2024, May 10, 2024, July 3, 2024, October 9, 2024, December 13, 2024, December 26, 2024, January 7, 2025, January 16, 2025, January 17, 2025, January 22, 2025 and January 27, 2025; and

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 13, 2024, Amendment No. 1 to Schedule 14A filed with the SEC on December 27, 2024 and the Proxy Statement Supplement filed with the SEC on January 8, 2025.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at https://blackboxstocks.com or by writing or calling us at the following address or telephone number:

Blackboxstocks Inc.

Attention: Robert Winspear, Secretary

5430 LBJ Freeway, Suite 1485

Dallas, Texas 75240

investors@blackboxstocks.com

(972) 726-9203

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

The Registration Statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can read our filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the “Investors” section of our website, https://blackboxstocks.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

2,702,702 Shares of

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Clear Street                   Needham & Company

Co-Managers

Laidlaw & Company (UK) Ltd.              Muriel Siebert & Co., LLC

March 5, 2026